                                                                    Exhibit 1(b)
                             UNDERWRITING AGREEMENT


Weyerhaeuser Company
P.O. Box 9777
Federal Way, Washington  98063-9777


Dear Sirs and Mesdames:

      We (the "MANAGERS") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters, as the case may be, being herein called the "UNDERWRITERS"), and we understand that Weyerhaeuser Company, a Washington corporation (the "COMPANY"), proposes to issue and sell $325,000,000 aggregate principal amount of its 5.25% Notes due 2009 (the "TRANCHE 1 SECURITIES") and $275,000,000 aggregate principal amount of its 6.875% Debentures due 2033 (the "TRANCHE 2 Securities," and together with the Tranche 1 Securities, the "OFFERED SECURITIES"). The Offered Securities will be issued pursuant to the provisions of an Indenture dated as of April 1, 1986, as amended and supplemented by the First Supplemental Indenture thereto dated as of February 15, 1991, the Second Supplemental Indenture thereto dated as of February 1, 1993, the Third Supplemental Indenture thereto dated as of October 22, 2001 and the Fourth Supplemental Indenture thereto dated as of March 12, 2002 (as so amended and supplemented, the "INDENTURE"), each between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), as trustee (the "TRUSTEE").

      Subject to the terms and conditions set forth and incorporated by reference herein, the Company hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the respective principal amounts of Offered Securities set forth below opposite its name at a purchase price (each such price a "PURCHASE PRICE") equal to 98.735% of the principal amount of the Tranche 1 Securities and 98.897% of the principal amount of the Tranche 2 Securities:

                                                 Tranche 1      Tranche 2
                      Name                       Securities    Securities
                      -----                     ------------   -----------
  Morgan Stanley & Co. Incorporated........     $107,575,000   $88,000,000
  J.P. Morgan Securities Inc...............      107,575,000    88,000,000
  Deutsche Bank Securities Inc.............       42,250,000    35,750,000
  Banc of America Securities LLC...........       13,487,500    11,412,500
  RBC Dominion Securities Corporation......       13,487,500    11,412,500
  Salomon Smith Barney Inc.................       13,487,500    11,412,500
  Scotia Capital (USA) Inc.................       13,487,500    11,412,500
  TD Securities (USA) Inc..................        5,850,000     4,950,000
  CIBC World Markets Corp..................        3,900,000     3,300,000
  PNC Capital Markets, Inc.................               --     6,050,000
  Wachovia Securities, Inc.................        3,900,000     3,300,000
                                                ------------   -----------
     Total.................................     $325,000,000  $275,000,000
                                                ============  ============

      As used in this Agreement, the term "TOTAL OFFERING PRICE" means $597,293,000, the term "TOTAL DISCOUNTS AND COMMISSIONS" means $4,437,500 and the term "TOTAL NET PROCEEDS" means $592,855,500.

      The Underwriters will pay for the Offered Securities in Federal or other immediately available funds upon delivery thereof to Morgan Stanley & Co. Incorporated or J. P. Morgan Securities Inc. (whichever shall be specified by the Manager) in New York, New York at 10:00 A.M. (New York time) on December 17, 2002 or at such other time, not later than 10:00 A.M. (New York time) on December 24, 2002, as shall be jointly designated by the Managers and the Company.

      The Offered Securities shall have the terms set forth in the Prospectus dated February 8, 2002 (the "BASE PROSPECTUS") and the Prospectus Supplement dated December 12, 2002 (the "PROSPECTUS SUPPLEMENT"), including the following:

                                   Tranche 1 Securities

Maturity Date.......      December 15, 2009
Interest Rate.......      5.25% per annum, accruing from December 17, 2002
Interest Payment Dates    June 15 and December 15, commencing June 15,  2003


                                   Tranche 2 Securities

Maturity Date.......     December 15, 2033
Interest Rate.......     6.875% per annum, accruing from December 17,  2002
Interest Payment Dates   June 15 and December 15, commencing June 15, 2003


      The Offered Securities are subject to redemption, in whole or from time to time in part, at the option of the Company at the redemption prices calculated as provided in the Prospectus Supplement. The Offered Securities will be issued in the form of one or more global securities registered in the name of Cede & Co., nominee for Depository Trust Company ("DTC"), and deposited with a custodian on behalf of DTC.

      All provisions contained in the document entitled Weyerhaeuser Company Underwriting Agreement Standard Provisions (Debt) (December 12, 2002) (the "STANDARD PROVISIONS"), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that the term "MANAGER" as used therein shall, for purposes of this Agreement (including the Standard Provisions), mean Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc.

                            [SIGNATURE PAGE FOLLOWS]

                                  Very truly yours,

                                  MORGAN STANLEY & CO. INCORPORATED
                                  J.P. MORGAN SECURITIES INC.

                                  Acting severally on behalf of themselves and the several Underwriters named herein.

                                  By: MORGAN STANLEY & CO. INCORPORATED

                                  By: /s/ Michael Fusco
                                      ------------------------------------------
                                      Name: Michael Fusco
                                      Title:  Executive Director

                                  By: J.P. MORGAN SECURITIES INC.

                                  By: /s/ Jose C. Padilla
                                      ------------------------------------------
                                      Name: Jose C. Padilla
                                      Title: Vice President



Accepted and agreed as of the date first written above.

WEYERHAEUSER COMPANY

By:  /s/ Jeffrey W. Nitta
     -------------------------------------------
     Name:  Jeffrey W. Nitta
     Title: Vice President and Treasurer

                              WEYERHAEUSER COMPANY
                          (a Washington corporation)


                             UNDERWRITING AGREEMENT
                           STANDARD PROVISIONS (DEBT)
                               (December 12, 2002)

      From time to time, Weyerhaeuser Company, a Washington corporation (the "COMPANY"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "UNDERWRITING AGREEMENT"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this "AGREEMENT". Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                                       I.

      The Company proposes to issue from time to time debt securities (the "SECURITIES") to be issued pursuant to the provisions of the Indenture dated as of April 1, 1986, as amended and supplemented by the First Supplemental Indenture thereto dated as of February 15, 1991, the Second Supplemental Indenture thereto dated as of February 1, 1993, the Third Supplemental Indenture thereto dated as of October 22, 2001, and the Fourth Supplemental Indenture thereto dated as of March 12, 2002 (as so amended and supplemented, the "INDENTURE"), each between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), as trustee (the "TRUSTEE"). The Securities will have varying designations, maturities, rates and times of payment of interest, selling prices, redemption terms and other terms.

      The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement (No. 333-72356) including a prospectus relating to the Securities and has filed or will file with the Commission a prospectus supplement or supplements specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933. The term "REGISTRATION STATEMENT" means the registration statement as amended to the date of the Underwriting Agreement. The term "BASIC PROSPECTUS" means the prospectus dated February 8, 2002 relating to the Securities in the form first provided to the Underwriters for use in confirming sales of the Offered Securities. The term "PROSPECTUS" means the Basic Prospectus together with the prospectus supplement (other than a preliminary prospectus supplement) specifically relating to the Offered Securities in the form first provided to the Underwriters for use in confirming sales of the Offered Securities. The term "PRELIMINARY PROSPECTUS" means any preliminary form of the Prospectus used in connection with the offering of the Offered Securities. If the Company files an abbreviated registration statement to register Offered Securities pursuant to Rule 462(b) under the Securities Act of 1933 (the "RULE 462(B) REGISTRATION STATEMENT), then any reference in this Agreement to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. As used herein, the terms "REGISTRATION STATEMENT", "BASIC PROSPECTUS", "PROSPECTUS" and "PRELIMINARY PROSPECTUS" shall include, in each case, the materials, if any, incorporated or deemed to be incorporated by reference therein.

      The term "UNDERWRITERS' SECURITIES" means the Offered Securities to be purchased by the Underwriters pursuant to this Agreement. The term "CONTRACT SECURITIES" means the Offered Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.


                                      II.

      If the Prospectus provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto ("DELAYED DELIVERY CONTRACTS") but with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Prospectus. On the Closing Date (as hereinafter defined), the Company will pay the Manager as compensation, for the accounts of the Underwriters, the fee set forth in the Underwriting Agreement in respect of the Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

      If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite such Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be otherwise and so advises the Company.

                                      III.

      The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.

                                      IV.

      Payment for the Underwriters' Securities shall be made in Federal or other immediately available funds in New York City at the time and on the date set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities registered in such names and in such denominations as the Manager shall request in writing not less than one business day prior to the date of delivery. The time and date of such payment and delivery with respect to the Underwriters' Securities are herein referred to as the "CLOSING DATE".

                                       V.

      The several obligations of the Underwriters under this Agreement are subject to the following conditions:



            (a) (i) subsequent to the execution and delivery of the Underwriting Agreement, there shall not have been any downgrading nor any notice given of any intended or potential downgrading, or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any

      "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act of 1933;

            (ii) subsequent to the execution and delivery of the Underwriting Agreement, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of the Underwriting Agreement), that, in the judgment of the Manager, is material and adverse and that makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus; and

            (iii) the Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

            (b) The Manager shall have received on the Closing Date an opinion of Lorrie D. Scott, Senior Legal Counsel of the Company, or other counsel satisfactory to the Manager, dated the Closing Date, to the effect set forth as Exhibit A.

            (c) The Manager shall have received on the Closing Date an opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated the Closing Date and in form and substance satisfactory to the Manager, with respect to this Agreement, the Offered Securities, the Indenture, the Delayed Delivery Contracts (if any), the Registration Statement and the Prospectus and such other matters as the Manager may request, it being understood that, in rendering such opinion, such counsel need not express any opinion with respect to matters governed by or arising under the laws of the State of Washington.

            (d) The Manager shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Manager, from KPMG LLP, independent auditors, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of the Company and Willamette Industries, Inc. and their respective subsidiaries contained in or incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus and any amendments or supplements thereto.

                                      VI.

      In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

            (a) To furnish the Manager, without charge, three signed copies of the Registration Statement including exhibits and materials, if any, incorporated or deemed to be incorporated by reference therein and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated or deemed to be incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request. The terms "SUPPLEMENT" and "AMENDMENT" or "AMEND" as used in this Agreement with respect to the Registration Statement or Prospectus shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Securities Exchange Act of 1934, which are incorporated or deemed to be incorporated by reference in the Registration Statement and Prospectus.

            (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish the Manager a copy of each such proposed amendment or supplement.

            (c) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered with respect thereto, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or to supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

            (d) To qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdiction as the Manager may designate.

            (e) To make generally available to the Company's security holders as soon as practicable an earnings statement covering a twelve-month period beginning after the date of the Underwriting Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act of 1933 and the applicable rules and regulations of the Commission thereunder.

            (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Offered Securities without the prior written consent of the Manager.

                                      VII.

      The Company represents and warrants to each Underwriter that (i) each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934 and incorporated or deemed to be incorporated by reference in the Prospectus complied or will comply, as the case may be, when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents incorporated or deemed to be incorporated by reference therein) filed with the Commission pursuant to the Securities Act of 1933 relating to the Securities, when such part became effective under the Securities Act of 1933, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act of 1933 complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act of 1933 and the applicable rules and regulations thereunder and (v) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Company in writing by any Underwriter expressly for use therein.

      The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph (c) of Article VI hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for use therein.

      Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus.

      In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      If the indemnification provided for in this Article VII is unavailable to an indemnified party under the second or third paragraphs of this Article VII or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the Total Net Proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the Total Discounts and Commissions received by the Underwriters bear to the Total Offering Price of the Offered Securities. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses (including expenses of local counsel) reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The Underwriters' obligations to contribute pursuant to this Article VII are several, in proportion to the respective principal amounts of Offered Securities purchased by each of such Underwriters, and not joint.

      The indemnity and contribution agreements contained in this Article VII and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and
(iii) acceptance of and payment for any of the Offered Securities.

                                     VIII.

      This Agreement shall be subject to termination in the Manager's absolute discretion, by notice given to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Manager, is material and adverse and (b) in the case of any of the events specified in clauses (a) (i) through
(iv), such event, singly or together with any other such event, makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

                                      IX.

      If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Offered Securities which it or they have agreed to purchase under the Underwriting Agreement on such date, and the aggregate principal amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the respective proportions which the principal amount of Offered Securities of each series set forth opposite their names in the Underwriting Agreement pursuant to which the Offered Securities are being purchased bear to the aggregate principal of Offered Securities of the respective series set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Offered Securities of each series which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, however, that in no event shall the principal amount of Offered Securities which any Underwriter has agreed to purchase pursuant to such Underwriting Agreement be increased pursuant to this Article IX by an amount in excess of one-ninth of such principal amount of Offered Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate principal amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Offered Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case the non-defaulting Underwriters shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      If this Agreement shall be terminated by the Underwriters or any of them because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

      This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                                      SCHEDULE I

                            DELAYED DELIVERY CONTRACT

                                                                          [DATE]

Dear Sirs and Mesdames:

      The undersigned hereby agrees to purchase from Weyerhaeuser Company, a Washington corporation (the "COMPANY"), and the Company agrees to sell to the undersigned

                            $ . . . . . . . . . . . .

principal amount of the Company's [state title of issue] (the "SECURITIES"), offered by the Company's Prospectus dated __________ and Prospectus Supplement dated __________, receipt of copies of which are hereby acknowledged, at a purchase price of ___% of the principal amount thereof plus accrued interest and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Securities prior to making payment therefor.

      The undersigned will purchase from the Company Securities in the principal amounts and on the delivery dates set forth below:

   Delivery Date         Principal Amount    Plus Accrued Interest From:
  -------------         ----------------    ---------------------------
 -------------------        $----------         -------------------
 -------------------        $----------         -------------------
 -------------------        $----------         -------------------

Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a "DELIVERY DATE".

      Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made by wire transfer of Federal or other immediately available funds to an account in the United States of America designated by the Company at 10:00 A.M. (New York time) on the Delivery Date, upon delivery [(which delivery shall be made by book-entry transfer through the facilities of The Depository Trust Company)] to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

                                  Schedule I-1

      The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the "UNDERWRITERS") named in the Prospectus Supplement referred to above of, such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

      Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

      This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

      If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

                                  Schedule I-2

      This contract shall be governed by and construed in accordance with the laws of the State of New York.

                                       Yours very truly,

                                       -------------------
                                          (Purchaser)


                                       By
                                          ------------------------------------
                                          Name:
                                          Title:


                                          ------------------------------------
                                          ------------------------------------
                                                      (Address)

Accepted:

Weyerhaeuser Company

By
   ---------------------------------
   Name:
   Title:

                                  Schedule I-3

                  PURCHASER--PLEASE COMPLETE AT TIME OF SIGNING

      The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print.)



                          Telephone No.
                         (Including Area
         Name                 Code)           Department
 -------------------   -------------------  -------------------
 -------------------   -------------------  -------------------
 -------------------   -------------------  -------------------
 -------------------   -------------------  -------------------

                                  Schedule I-4

                                                                       EXHIBIT A

             Opinion of Lorrie D. Scott, Esq., Senior Legal Counsel
                                 of the Company

      The opinion of Lorrie D. Scott, Esq., Senior Legal Counsel of the Company, to be delivered pursuant to Article V, paragraph (b) of the document entitled Weyerhaeuser Company Underwriting Agreement Standard Provisions (Debt) (December 12, 2002) shall be to the effect that:

            (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Washington and is duly qualified to transact business and is in good standing in each other state of the United States in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that such failure to be duly qualified and in good standing as a foreign corporation in any such other state would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the Company's ability to perform its obligations under the Underwriting Agreement, the Delayed Delivery Contracts (if applicable), the Indenture or the Offered Securities,

            (ii) the Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery of the Indenture by the Trustee) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally and by general principles of equity and public policy, and has been duly qualified under the Trust Indenture Act of 1939,

            (iii) the Offered Securities have been duly authorized by the Company , and when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement or by institutional investors, if any, pursuant to Delayed Delivery Contracts, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally and by general principles of equity and public policy,

            (iv) the Underwriting Agreement has been duly authorized, executed and delivered by the Company,

            (v) the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally and by general principles of equity and public policy,

            (vi) the execution, delivery and performance of the Underwriting Agreement and the issuance and sale of the Offered Securities by the Company as provided in the Underwriting Agreement will not result in any violation of any provisions of applicable law or the articles of incorporation or bylaws of the Company or of any indenture, mortgage or other agreement known to such counsel to which the Company or any of its subsidiaries is a party or is bound, and no consent, approval or authorization of any governmental body is required in connection with any of the foregoing, except such as are specified and have been obtained and except that no opinion need be expressed with respect to consents, approvals or authorizations required under state securities or "blue sky" laws,

            (vii) the statements in the Prospectus under "Risk Factors -- Adverse Decision in Paragon Trade Brands Bankruptcy Proceedings", "Description of Offered Securities", "Description of Debt Securities" (other than the statements under the subcaption "Global Securities" that do not summarize provisions of the Indenture), "Plan of Distribution" and "Underwriters", insofar as such statements constitute a summary of the documents (including the Indenture, the Underwriting Agreement, the Offered Securities and, if applicable, the Delayed Delivery Contracts) or proceedings referred to therein, fairly present the information called for with respect to such documents and proceedings,

            (viii)the transactions contemplated by the Underwriting Agreement, the Delayed Delivery Contracts (if applicable), the Offered Securities and the Indenture, to the extent that any such transaction may be considered a "Business Transaction" as defined in Article X of the articles of incorporation of the Company ("Article X"), have been duly approved as provided in Section (2) of Article X, and

            (ix) (1) such counsel is of the opinion that each document filed pursuant to the Securities Exchange Act of 1934 (except for financial statements and schedules and other financial and statistical data contained or incorporated or deemed incorporated by reference therein and any trustee's statement of eligibility on Form T-1 (each, a "Form T-1"), as to which such counsel need not express any opinion) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with such Act and the rules and regulations thereunder, (2) such counsel is of the opinion that the Registration Statement and any Rule 462(b) Registration Statement (except for financial statements and schedules and other financial and statistical data contained or incorporated or deemed incorporated by reference therein and any Form T-1, as to which such counsel need not express any opinion), at the respective times they were declared effective under the Securities Act of 1933, complied, and the Prospectus, as amended or supplemented, if applicable (except for financial statements and schedules and other financial and statistical data contained or incorporated or deemed incorporated by reference therein and any Form T-1, as to which such counsel need not express any opinion), on the date of such opinion, complies, as to form in all material respects with the Securities Act of 1933 and the rules and regulations thereunder, and (3) while such counsel has not verified, and is not passing upon or assuming responsibility for, the accuracy or completeness of the information furnished in the Registration Statement, any Rule 462(b) Registration Statement or the Prospectus (other than as set forth in paragraph (vii) above), such counsel has generally reviewed and discussed with certain officers of the Company, its independent accountants, the representatives of the Underwriters and their counsel the information furnished and, on the basis of such review and discussion but without independent check or verification (except as set forth in paragraph (vii) above), such counsel believes that (except for financial statements and schedules and other financial and statistical data contained or incorporated or deemed to be incorporated by reference therein and any Form T-1, as to which such counsel need not express any belief), each part of the Registration Statement and any Rule 462(b) Registration Statement (including the documents incorporated or deemed to be incorporated by reference therein) filed with the Commission, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Registration Statement, any Rule 462(b) Registration Statement and the Prospectus (except for financial statements and schedules and other financial and statistical data contained or incorporated or deemed to be incorporated by reference therein and any Form T-1, as to which such counsel need not express any belief), on the date of the Underwriting Agreement did not, and the Prospectus (except for financial statements and schedules and other financial and statistical data contained or incorporated or deemed to be incorporated by reference therein and any Form T-1, as to which such counsel need not express any belief), as amended or supplemented, if applicable, on the date of such opinion does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      Such opinion shall state that it is limited to the federal laws of the United States of America and the laws of the State of Washington and, insofar as the Underwriting Agreement, the Indenture, the Offered Securities, the Delayed Delivery Contracts (if applicable) or any other instruments or agreements referred to in such opinion are governed by the laws of the State of New York or any other jurisdiction (other than the federal laws of the United States of America and the laws of the State of Washington), such counsel has assumed that the laws of the State of New York or any such other jurisdiction, as the case may be, are the same as the laws of the State of Washington.

      Such opinion shall be delivered to the Underwriters at the request of the Company and shall so state therein.
                                       A-3